EXHIBIT 5.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99204
(509) 624_1478
FAX (509) 747_1770

CONSENT

Gentlemen:

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, AMERICAN MEDIA SYSTEMS CO.

DATED this 28th day of February, 2005

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak